UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2023

Cosmos Health Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Resignation of Previous Independent Registered Public Accounting Firm

On August 1, 2023, Armanino LLP (the “Former Auditor”) advised Cosmos Health Inc. (the “Company”) that it will resign as the independent auditor registered public accounting firm of the Company effective as of the earlier of (i) the date the Company engages a new independent registered public accounting firm or (ii) the filing of the Company’s Quarterly Report on Form 10-Q for fiscal quarter ended September 30, 2023 (the “Third Quarter Form 10-Q”). The Former Auditor advised the Company that its decision not to stand for re-appointment was due to the Former Auditor’s transition away from providing financial statement audit services to public companies.

The Former Auditor’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2021 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

However, as of the years ended December 31, 2021 and 2022 the Company’s management has concluded that the Company’s internal control over financial reporting was ineffective, as the result of the following weaknesses. First, the Company has a lack of proper segregation of duties and second the internal control structure lacks multiple levels of review and oversight and does not have appropriate IT General Controls (ITGCs) for the applications used in the Financial Reporting process, caused by lack of design of relevant controls and overall IT risk management.

During the years ended December 31, 2021 and 2022, and during the subsequent interim period through July 31, 2023, there were no (a) disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Former Auditor’s satisfaction, would have caused the Former Auditor to make reference to the subject matter thereof in connection with its reports for such periods; or (b) except as described in the preceding paragraph, reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

We furnished a copy of the disclosures in this report to the Former Auditor and have requested that the Former Auditor furnish us with a letter addressed to the SEC stating whether such firm agrees with the above statements or, if not, stating the respects in which it does not agree. A copy of the letter has been filed as an Exhibit to this Current Report on Form 8-K as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On August 7, 2023, KPMG Certified Auditors, Athens, Greece, was appointed as the Company’s independent registered public accounting firm upon recommendation by the Audit Committee of the Company’s Board of Directors (the “Board”) and the approval of the Board, to review the Company’s Third Quarter Form 10-Q and audit the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2023.

 During the two most recent fiscal years and through August 1, 2023, the Company had not consulted with KPMG Certified Auditors regarding (1) any matter that was the subject of a disagreement or a reportable event described in Items 304(a)(1)(iv) or (v), respectively, of Regulation S-K.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

Number	Description
16.1	Letter dated August 7, 2023 from Armanino LLP regarding change in independent registered public accounting firm.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: August 7, 2023	By:	/s/ Georgios Terzis
Georgios Terzis
Chief Financial Officer

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